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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference included in the registration statement (Form S-8 No. 333-00000) relating to the registration of 600,000 shares under the 2004 Stock Option Plan of United Industrial Corporation of our report dated March 10, 2004 (except for Note 21, as to which the date is September 15, 2004), with respect to the consolidated financial statements of United Industrial Corporation for the year ended December 31, 2003, included in its Form 8-K filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Philadelphia, Pennsylvania November 11, 2004

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm